CONSENT OF INDEPENDENT AUDITORS






The Board of Directors
Crestar Financial Corporation


We consent to incorporation by reference in Registration Statement No. 33-57710 on Form S-3, in Registration Statement No. 33-50387 on Form S-3, in Registration Statement No. 33-52269 on Form S-4, in Registration Statement No. 33-50921 on Form S-8 and in Registration Statement No. 33-63606 on Form S-8 of Crestar Financial Corporation of our report dated January 13, 1994, relating to the consolidated balance sheets of Crestar Financial Corporation and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 31, 1993, which report appears in the current report on Form 8-K dated March 10, 1994 of Crestar Financial Corporation. Our report refers to changes in accounting for postretirement benefits other than pensions and accounting for income taxes.


/s/ KPMG Peat Marwick

KPMG Peat Marwick
Richmond, Virginia
March 10, 1994